EXHIBIT 21

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Company Name                                           FEIN        Jurisdiction        Ownership
-----------------------------------------------     ----------    ------------------   ---------
Molex Incorporated                                  36-2369491    Delaware, U.S.A.
 Molex S.A. de C.V.                                               Mexico                100.00%
 Molex Industrial Ventures Inc.                     02-0514921    Delaware, U.S.A.      100.00%
 Cardell Corporation                                38-2249547    MI, U.S.A.            100.00%
   Delaware Gold Investment Co.                     38-3303760    Rhode Island, U.S.A.  100.00%
   Cardell USVI International Sales Corporation     66-0507336    USVI                  100.00%
   Mcar Automotive Parts GmbH (f/k/a Cardell GmbH)                Germany               100.00%
 Molex Connector Corp. (formerly Molex
  Sales and Leasing Company)                        36-4161983    Delaware, U.S.A.      100.00%
 Molex Caribe Inc.                                  36-3323357    Delaware, U.S.A.      100.00%
 Molex International, Inc.                          36-2754920    Delaware, U.S.A.      100.00%
   Molex CV Holdings, Inc.                          01-0697374    Delaware, U.S.A.      100.00%
     Molex European Holdings B.V.                                 Netherlands           100.00%
   Ulti-Mate, Inc.                                  95-3234543    California, U.S.A.    100.00%
   Molex Brazil Ltda.                                             Brazil                 90.00%
   Molex Electronics Ltd.                                         Canada                100.00%
   Dongguan Molex South-China Connector Co. Ltd.                  China (P.R.C.)        100.00%
   Dongguan Molex Interconnect Co Ltd.                            China (P.R.C.)        100.00%
   Molex (Shanghai) Co., Ltd.                                     China (P.R.C.)        100.00%
   Molex Interconnect (Shanghai) Co., Ltd.                        China (P.R.C.)        100.00%
   Molex Interconnect (Beijing) Co., Ltd.                         China (P.R.C.)        100.00%
   Molex Switch SA                                                France                100.00%
   Molex Holding GmbH                                             Germany               100.00%
     Molex Elektronik GmbH                                        Germany               100.00%
     Molex GmbH                                                   Germany                93.33%
     Pantex Kable GmbH                                            Germany                50.00%
   Molex Services GmbH                                            Germany               100.00%
     Molex Slovakia Management, s.r.o.                            Germany               100.00%
     Molex Polska Management SP z.o.o.                            Poland                100.00%
   Lightmaze AG                                                   Germany                70.00%
   Molex Slovakia s.r.o.                                          Slovakia              100.00%
   Molex Hong Kong/China Ltd.                                     Hong Kong             100.00%
   Molex (India) Ltd.                                             India                  93.50%
   Molex Mafatlal Micron Private Limited                          India                  51.00%
   Molex India Tooling PVT Limited                                India                 100.00%
   Zetronic SrL                                                   Italy                 100.00%
   Molex-Japan Co., Ltd.                                          Japan                 100.00%
     Molex (Dalian) Co. Ltd.                                      China (P.R.C.)        100.00%
   Molex (Malaysia) Sdn. Bhd.                                     Malaysia              100.00%
   Molex de Mexico S.A. de C.V.                                   Mexico                100.00%
   Molex B.V.                                                     Netherlands           100.00%
     Molex Deutschland GmbH                                       Germany               100.00%
   Molex Interconnect AG (MIAG)                                   Switzerland           100.00%
   Moltech                                                        Poland                 98.00%
   Molex Far East-South Management Pte. Ltd.                      Singapore             100.00%
   Molex Singapore Pte. Ltd.                                      Singapore             100.00%
   Moltes s.r.o.                                                  Slovak Republic        89.50%
   Sylex s.r.o.                                                   Slovak Republic        45.00%
   Molex Korea Co., Ltd.                                          South Korea           100.00%
   Molex Svenska A.B.                                             Sweden                100.00%
   Molex Ireland Ltd.                                             Ireland               100.00%
     Modular Automation (Molex) Ltd.                              Ireland               100.00%
     Smithstown Light Engineering Ltd.                            Ireland                50.00%
   Molex Taiwan Ltd.                                              Taiwan (R.O.C.)       100.00%
   Molex (Thailand) Ltd.                                          Thailand               95.28%
   Molex Electronics Ltd.                                         United Kingdom        100.00%
     Molex Premise Networks Limited                               United Kingdom        100.00%
       Mod-Tap GmbH                                               Germany               100.00%
       Molex Premise Networks SARL                                France                100.00%
 Molex Premise Networks, Inc.                       36-3999511    Delaware, U.S.A.      100.00%
   Molex Premise Networks Americas, Inc.            04-2851670    Massachusetts, U.S.A. 100.00%
   Molex Premise Networks South Pacific, Inc.       04-3079634    Delaware, U.S.A.      100.00%
     Molex Premise Networks Pty Ltd                               Australia             100.00%
   MPN EE sp z.o.o (f/k/a Mod-Tap Poland SP Z)                    Poland                100.00%
     Molex Premise Networks sp z.o.o.                             Poland                100.00%
   Molex Premise Networks Asia Limited                            Hong Kong             100.00%
   Molex Premise Networks (Malaysia) Sdn Bhd                      Malaysia              100.00%

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